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                                                                    EXHIBIT 4.1


                          [Form of Warrant Certificate]

                 EXERCISABLE ON OR BEFORE _______________, 2004

No.                                                           250,000 Warrants

                               Warrant Certificate

                                NETGATEWAY, INC.


         This Warrant Certificate certifies that Cruttenden Roth Incorporated, or registered assigns, is the registered holder of Warrants expiring ____________, 2004 (the "Warrants") to purchase Common Stock, $0.001 par value per share (the "Common Stock"), of Netgateway, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company from 10:00 a.m., Pacific time, on _____________, 2000 through and until 6:00 p.m., Pacific time, on ____________, 2004, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Warrant Price") of [$_____] payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Warrant Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         No Warrant may be exercised after 6:00 p.m., Pacific time, on ___________, 2004 (the "Expiration Date"). Notwithstanding the foregoing, if at 6:00 p.m., Pacific time on the Expiration Date, any Holder or Holders of the Warrants have not exercised their Warrants and the Closing Price (as defined in the Warrant Agreement) for the Common Stock on the Expiration Date is greater than the Warrant Price, then each such unexercised Warrant shall be automatically converted into a number of shares of Common Stock of the Company equal to: (A) the number of shares of Common Stock then issuable upon exercise of a Warrant multiplied by (B) a fraction (1) the numerator of which is the difference between the Closing Price for the Common Stock on the Expiration Date and the Warrant Price and (2) the denominator of which is the Closing Price for the Warrant Stock on the Expiration Date.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this price.

         This Warrant Certificate shall not be valid unless countersigned by the Company.

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         IN WITNESS WHEREOF, Netgateway, Inc. has caused this Warrant
Certificate to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.


Dated:  ________________ 1999

                                             NETGATEWAY, INC.


                                             By:
                                                   Name:
                                                   Title:
                                             By:
                                                   Name:
                                                   Title:




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                          [Form of Warrant Certificate]

                                    [Reverse]


         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring _____________, 2004 entitling the holder on exercise to receive shares of Common Stock, $0.001 par value per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement, dated as of ___________, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

         The Warrants may be exercised at any time on or before ____________, 2004. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price in cash at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

         The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. If the number of shares of Common Stock issuable upon such exercise is adjusted, the Warrant Agreement provides that the Warrant Price set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrants but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. The Warrant Agreement also provides that, while the Warrants are exercisable, the holders of the Warrants shall have an optional conversion right to convert, without payment of any exercise price or any cash or other consideration by such holders, the Warrants or any portion thereof into a number of shares of Common Stock as specified in the Warrant Agreement.

         The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in the Warrant Agreement.

         Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but



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without payment of any service charge, for another Warrant Certificate or
Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant certificate or Warrant certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to other transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.



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                         (Form of Election to Purchase)

                    (To be Executed upon Exercise of Warrant)


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant certificate, to receive ____________ shares of Common Stock and herewith tenders payment for such shares to the order of Netgateway, Inc., in the amount of $___________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _____________________________, whose address is ______________________________________ and that such shares be delivered to
_______________________ whose address is______________________________________
_______________________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant certificate representing the remaining balance of such shares be registered in the name of ________________________, whose address is _______________________, and that such Warrant certificate be delivered to _______________, whose address is _______________________________.


                                             Signature:

Date:
                                             Signature Guaranteed:




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